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                                EXHIBIT 21.1


        Name of Subsidiary                      Jurisdiction of Incorporation
        ------------------                      -----------------------------


        Dental Care Plus, Inc.                          OH

        Adenta, Inc.                                    KY

        Insurance Associates Plus, Inc.                 OH